Exhibit 99.1

Gelesis® Reports Fiscal Year 2021 Results and Fiscal Year 2022 Financial Outlook

The Company ended the year with 79,100 total members for Plenity®, demonstrating strong demand ahead of first quarter 2022 debut media campaign

Gelesis reaffirms guidance for $58 million in product revenue and anticipates 400% growth in 2022 following strong early launch results reported earlier this month, including record-high levels of prescriptions and online traffic

BOSTON, MARCH 24, 2022 – Gelesis (NYSE: GLS), the maker of Plenity for weight management, today reported financial results for its fiscal year ended December 31, 2021.

Yishai Zohar, Founder and CEO of Gelesis, commented, “Earlier this year, we kicked off our debut media campaign for Plenity and have already seen 3.5-fold growth in new Plenity prescriptions in the first few weeks since we began advertising. Demand through both our telehealth and our traditional healthcare provider channels has quickly reached record highs. We are thrilled by the feedback we are receiving from thousands of new members who have recently begun their weight loss journey with Plenity.”

As previously reported, Gelesis raised $105 million in gross proceeds upon completion of a business combination with Capstar Special Purpose Acquisition Corp. on January 13, 2022, debuting the following day as a publicly traded company on the New York Stock Exchange under the ticker symbol “GLS.” Gelesis CFO Elliot Maltz said, “We began investing in broad awareness media in 2022, instead of the fall of 2021, which has shifted some of our projections out by a few months, but our market opportunity remains the same. Already we have seen incredible demand for Plenity, and we are confidently on the path to achieve 400% growth in product revenue by the end of the year while significantly improving our gross margin.”

Key Business Metrics

(Dollar amounts in thousands except where noted, Unaudited)

	Year Ended December 31,
	2021	2020
Members	79,100	18,800
Units Sold	170,969	40,987
Total product revenue, net	$11,185	$2,708
Average selling price per unit, net	$65.42	$66.07
Gross profit	$1,202	$294
Gross margin	10.7%	10.9%

Fiscal Year 2021 Results

•	Product revenue, net, for the year was $11.2 million, a 313% increase from 2020 when Plenity first became commercially available through a beta launch.

•	Gelesis received an aggregate $40 million of fully paid preorders for Plenity during 2021.

•	Gross profit for the year was $1.2 million driven primarily by increased sales volume.

•	Net loss for the year was $(93.3) million while Adjusted EBITDA for the year was $(73.8) million.

•	A total of 79,100 members had started their weight management journey with Plenity as of the end of the year, despite limited marketing investment and no efforts for broad awareness building.

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), is included in the tables accompanying this press release. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Recent Business Highlights

•	As recently reported, new Plenity members per day increased 3.5-fold in the first three weeks of the national media campaign launch that kicked off January 31, 2022, compared to previous months before media campaign launch. Following the success of this first wave of the campaign, the company is evaluating optimal media channels, timing, pulse frequency, and investment levels going forward.

•	Gelesis’ exclusive telehealth partner, Ro, responded to growing patient demand when it placed $40 million in pre-orders for Plenity last year. Since then, the broad consumer launch, as well as the continued growth of Ro’s direct-to-patient healthcare platform, has led to Plenity becoming one of the most sought-after offerings on Ro’s platform and bringing in more new members than any other product.

•	Healthcare provider (“HCP”) prescribing of Plenity was up 100% over the first three weeks of the media campaign began, and 40% of HCP prescriptions were requested by the consumer (a 60% increase from the Company’s pre-campaign baseline).

•	Gelesis completed the first phase of building its commercial-scale manufacturing facility at the end of 2021 and ramped-up supply to meet anticipated commercial demand.

•	Completed business combination with Capstar SPAC on January 13, 2022, resulting in gross proceeds of $105 million.

Financial Outlook for Fiscal Year 2022

Gelesis provides guidance based on current market conditions and expectations for revenue, gross profit, and Adjusted EBITDA, which is a non-GAAP financial measure.

•	Gelesis estimates product revenue, net, of about $58 million in 2022.

•	Gelesis estimates a gross profit of $25 million to $30 million.

•	Gelesis estimates Adjusted EBITDA of $(55) million to $(60) million.

The guidance provided above constitutes forward-looking statements which are subject to uncertainty. Actual results may differ materially and we cannot anticipate the effect of changes in marketing investment on our results from operations. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Our product revenue, net, gross profit, and Adjusted EBITDA guidance is based on, among other factors, our current expectations regarding the amount and timing of investments in broad awareness media, which could be impacted by available liquidity and other considerations as we monitor the rate of growth in new Plenity members and units sold during upcoming quarters.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss.

Fiscal Year 2021 Conference Call and Webcast Information

Gelesis will host a conference call today at 4:30 pm ET to discuss the fiscal year 2021 results, followed by a question-and-answer period. The conference call can be accessed by dialing +1 (844) 200-6205 for U.S. participants and +1 (929) 526-1599 for all other participants. The conference ID is 649881.

A live webcast will also be available here, or on the Company’s investor relations website at https://ir.gelesis.com/. A replay of the webcast will be available shortly afterwards.

About Gelesis

Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis”) is a consumer-centered biotherapeutics company and the maker of Plenity®, which is inspired by nature and FDA cleared to aid in weight management. Our first-of-their-kind non-systemic superabsorbent hydrogels are made entirely from naturally derived building blocks. They are inspired by the composition and mechanical properties of raw vegetables, taken by capsule, and act locally in the digestive system, so people feel satisfied with smaller portions. Our portfolio includes Plenity® and potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis (NASH), and Functional Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc.

Plenity® is indicated to aid weight management in adults with excess weight or obesity, a Body Mass Index (BMI) of 25–40 kg/m², when used in conjunction with diet and exercise.

Important Safety Information about Plenity

●	Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.

●	To avoid impact on the absorption of medications:

o	For all medications that should be taken with food, take them after starting a meal.

o	For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.

●	The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.

●	Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ business combination with Capstar Special Purpose Acquisition Corp. (“Capstar”) and its expected benefits, Gelesis’ performance following the business combination, the competitive environment in which Gelesis operates, the expected future operating and financial performance and market opportunities of Gelesis and statements regarding Gelesis’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond our control) or other factors could cause actual future results, performance or events to differ materially from those described herein. Some of the factors that may impact future results and performance may include, without limitation: (i) the size, demand and growth potential of the markets for Plenity® and Gelesis’ other product candidates and Gelesis’ ability to serve those markets; (ii) the degree of market acceptance and adoption of Gelesis’ products; (iii) Gelesis’ ability to develop innovative products and compete with other companies engaged in the weight loss industry; (iv) Gelesis’ ability to finance and complete successfully the commercial launch of Plenity® and its growth plans, including new possible indications and the clinical data from ongoing and future studies about liver and other diseases; (v) failure to realize the anticipated benefits of the business combination, including as a result of a delay or difficulty in integrating the businesses of Capstar and Gelesis; (vi) the ability of Gelesis to issue equity or equity-linked securities or obtain debt financing in the future; (vii) the outcome of any legal proceedings instituted against Capstar, Gelesis, or others in connection with the business combination; (viii) the ability of Gelesis to maintain its listing on the New York Stock Exchange; (ix) the risk that the business combination disrupts current plans and operations of Gelesis as a result of Gelesis being a publicly listed issuer; (x) the regulatory pathway for Gelesis’ products and responses from regulators, including the FDA and similar regulators outside of the United States; (xi) the ability of Gelesis to grow and manage growth profitably, maintain relationships with customers and suppliers and retain Gelesis’ management and key employees; (xii) costs related to the business combination, including costs associated with the Gelesis being a publicly listed issuer; (xiii) changes in applicable laws or regulations; (xiv) the possibility that Gelesis may be adversely affected by other economic, business, regulatory and/or competitive factors; (xv) Gelesis’ estimates of expenses and profitability; (xvi) ongoing regulatory requirements, (xvii) any competing products or technologies that may emerge, (xviii) the volatility of the telehealth market in general, or insufficient patient demand; (xix) the ability of Gelesis to defend its intellectual property and satisfy regulatory requirements; (xx) the impact of the COVID 19 pandemic on Gelesis’ business; (xxi) the limited operating history of Gelesis; (xxii) the potential impact of inflation on our operating expenses and costs of goods; and (xxiii) those factors discussed in Capstar’s joint proxy/prospectus filed with the SEC on December 27, 2021, under the heading “Risk Factors”, and other documents of Gelesis filed, or to be filed, with the SEC, by Gelesis. These filings address other important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Key Business Metrics

We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business:

Disclaimer

Gelesis assumes no obligation and does not intend to update or revise the results provided in this press release. The results provided in this press release represent past performance and are not necessarily predictive of future results.

Members

We define members as the number of consumers in the United States who have begun their weight loss journey with Plenity. This is the cumulative historical number of recurring and non-recurring consumers who have begun their weight loss journey as of the respective reporting date. We do not differentiate from recurring and non-recurring consumers as of the date of this earnings release as (i) we strongly believe every member’s weight-loss journey is chronic and long-term in nature, and (ii) owing to a limited available supply of Plenity to-date, we have not initiated our long-term strategy and mechanisms to retain and/or win-back members.

Units sold

Units sold is defined as the number of 28-day supply units of Plenity sold to consumers based on prescriptions, through our strategic partnerships with online pharmacies and telehealth providers as well as the units sold to our strategic partners outside the United States. Note that the terms “units” and “monthly kits”, as mentioned in Gelesis’ various public disclosures and filings, are synonymous when used to describe the sales volume of Plenity.

Product revenue, net

We recognize product revenue in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Our product revenue is derived from product sales of Plenity, net of estimates of variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Average selling price per unit, net

Average selling price per unit, net is the gross price per unit sold during the period net of estimates of per unit variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Gross profit and gross margin

Our gross profit represents product revenue, net, less our total cost of goods sold, and our gross margin is our gross profit expressed as a percentage of our product revenue, net. Our gross profit and gross margin have been and will continue to be affected by a number of factors, including the prices we charge for our product, the costs we incur from our vendors for certain components of our cost of goods sold, the mix of channel sales in a period, and our ability to sell our inventory.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe that Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We define “Adjusted EBITDA” as net (loss) income before depreciation and amortization expenses, provision for (benefit from) income taxes, interest expense, net, stock-based compensation and (gains) and losses related to changes in fair value of our warrant liability, our convertible promissory note liability, our tranche rights liability and the One S.r.l. call option. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes because it facilitates internal comparisons of our historical operating performance. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, net loss, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that Adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measure and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Contacts

Media Relations

Katie Sullivan

ksullivan@gelesis.com

Investor Relations

Lynne Collier, ICR

lynne.collier@icrinc.com

Source: Gelesis Holdings, Inc.

SELECTED CONSOLIDATED BALANCE SHEETS

(In thousands, Unaudited)

	December 31,
	2021	2020
ASSETS
Cash, cash equivalents and marketable securities	$28,397	$72,142
Accounts receivable and grants receivable	9,903	8,934
Inventories	13,406	5,122
Property and equipment, net	58,515	46,895
All other current and non-current assets	36,080	30,750
Total assets	$146,301	$163,843
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accounts payable	$10,066	$8,322
Accrued expenses and other current liabilities	13,670	7,320
Deferred income, current portion	32,351	624
Notes and convertible notes payable, current portion	29,078	254
Deferred income, non-current portion	8,914	8,276
Notes payable, non-current portion	35,131	34,002
All other current and non-current liabilities	23,478	26,029
Total liabilities	152,688	84,827
Noncontrolling interest	11,855	12,429
Redeemable convertible preferred stock	311,594	213,525
Total stockholders’ deficit	(329,836)	(146,938)
Total liabilities, noncontrolling interest, redeemable convertible preferred stock and stockholders’ deficit	$146,301	$163,843

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, Unaudited)

	Year Ended December 31,
	2021	2020
Revenue:
Product revenue, net	$11,185	$2,708
Licensing revenue	—	18,734
Total revenue, net	11,185	21,442
Operating expenses:
Costs of goods sold	9,983	2,414
Selling, general and administrative	71,041	28,870
Research and development,	12,867	16,115
Amortization of intangible assets	2,267	2,267
Total operating expenses	96,158	49,666
Loss from operations	(84,973)	(28,224)
Change in the fair value of convertible promissory notes	(128)	—
Change in the fair value of warrants	(7,646)	(1,466)
Change in fair value of tranche rights liability	—	256
Interest expense, net	(1,364)	(432)
Other income, net	781	6,000
Loss before income taxes	(93,330)	(23,866)
Provision for income taxes	17	2,039
Net loss	(93,347)	(25,905)
Accretion of senior preferred stock to redemption value	(94,134)	(11,372)
Accretion of noncontrolling interest put option to redemption value	(376)	(567)
Net loss attributable to common stockholders	$(187,857)	$(37,844)
Net loss per share attributable to common stockholders—basic and diluted	$(85.22)	$(17.61)
Weighted average common shares outstanding—basic and diluted	2,204,486	2,149,182

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, Unaudited)

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(93,347)	$(25,905)
Adjustments to reconcile net loss to net cash used in operating activities:		.
Amortization of intangible assets	2,267	2,267
Reduction in carrying amount of right-of-use assets	449	375
Depreciation	1,524	512
Stock-based compensation	5,532	4,808
Unrealized loss on foreign currency transactions	(37)	(589)
Noncash interest expense	173	—
Accretion on marketable securities	(1)	(6)
Amortization/accretion on long-term assets and liabilities, net	—	(4)
Change in the fair value of warrants	7,646	1,466
Change in the fair value of convertible promissory notes	128	—
Change in fair value of One S.r.l. call option	1,024	—
Gain on extinguishment of debt	—	(297)
Gain on extinguishment of preferred stock warrant	—	(157)
Change in fair value of trance rights liability	—	(256)
Deferred tax expense on intangible asset	—	1,810
Changes in operating assets and liabilities:
Account receivables	70	(729)
Grants receivable	(1,723)	(6,779)
Prepaid expenses and other current assets	(8,029)	(3,281)
Inventories	(8,645)	(3,928)
Other assets	107	(3,583)
Accounts payable	2,604	4,085
Accrued expenses and other current liabilities	8,709	151
Operating lease liabilities	(440)	(358)
Deferred income	33,140	8,242
Other long-term liabilities	(6,442)	165
Net cash used in operating activities	(55,291)	(21,991)
Cash flows from investing activities:
Purchases of property and equipment	(19,917)	(32,212)
Maturities (purchases) of marketable securities	24,000	(23,993)
Net cash provided by (used) in investing activities	4,083	(56,205)
Cash flows from financing activities:
Principal repayment of notes payable	(302)	(192)
Proceeds from the exercise of warrants	10	—
Proceeds from the issuance of convertible promissory notes	27,000	—
Proceeds from issuance of promissory notes (net of issuance costs of $207 and $751, respectively)	5,679	28,939
Proceeds from issuance of redeemable convertible preferred stock (net of issuance costs of $0 and $329, respectively)	—	48,815
Proceeds from exercise of share-based awards	146	12
Proceeds from issuance of noncontrolling interest	—	11,349
Net cash provided by financing activities	32,533	88,923
Effect of exchange rates on cash	(1,072)	1,643
Net decrease (increase) in cash	(19,747)	12,370
Cash and cash equivalents at beginning of year	48,144	35,774
Cash and cash equivalents at end of year	$28,397	$48,144
Noncash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expense	$1,712	$1,818
Deferred financing costs included in accounts payable and accrued expense	$773	$—
Supplemental cash flow information:
Lease liabilities arising from obtaining right-of-use assets	$305	$—
Interest paid on notes payable	$1,578	$274

Net Loss to Adjusted EBITDA Reconciliation

(In thousands, Unaudited)

	Year Ended December 31,
	2021	2020
Adjusted EBITDA
Net loss	$(93,347)	$(25,905)
Provision for (benefit from) income taxes	17	2,039
Amortization and depreciation	3,791	2,779
Stock based compensation expense	5,532	4,808
Change in fair value of warrants	7,646	1,466
Change in fair value of convertible promissory notes	128	—
Change in fair value of tranche rights liability	—	(256)
Change in fair value of One S.r.l. call option	1,024	—
Interest expense, net	1,364	432
Adjusted EBITDA	$(73,845)	$(14,637)